PLATINUM

Stock Transfer Inc

PLATINUM STOCK TRANSFER MANUAL
FOR THE TRANSFER AND REGISRATION
OF STOCK CERTIFICATES

RESOLUTION OF APPOINTMENT

Name of Company: PAZOO, Inc

Address: 15A SADDLE RD, CEDAR KNOLLS, NEW JERSEY 07927

RESOLVED, THAT EFFECTIVE (DATE) ___5/6/2011__________ PLATINUM Stock Transfer (PST) is hereby appointed Transfer Agent and Registrar for the shares set forth below to act in accordance with its general practice manual entitled "PLATINUM Stock Transfer Manual" submitted to, approved at this meeting, and incorporated herein by reference:

Class of Stock and Par Value COMMON, PREF A, PREF B & PREF C / PAR .001 ALL CLASSES

(Common, Preferred, Regulation S-convertible and non-convertible)

FURTHER RESOLVED, that PLATINUM Stock Transfer shall be entitled to rely and act upon any written orders or directions regarding the issuance or delivery of certificates for the above described shares signed by any **BOD APPROVAL** of the following: Chairman of the Board, Chief Executive Officer, the President, any vice president, treasurer, assistant treasurer, secretary, any assistant secretary (strike out ineligible,) of the Company, and:

FURTHER RESOLVED, that the Secretary or Assistant Secretary of this Company will file with PST, a certified copy of these resolutions and will certify to PST from time to time the names of the officers of this Company authorized by these resolutions to act in the premises together with the specimen signature of such officers; and PST shall be entitled as against this Company to conclusively presume that the persons so certified as officers continue, respectively, to act as such and that each of the foregoing resolutions continue in force until otherwise notified in writing by the Secretary or other officer of this Company.

I, the undersigned, Secretary of the above named Company, do hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors of said Company on ___5/6/2011______ (Date) at which a quorum was present and voted, and that said resolution is now in full force and effect:

AND I DO FURTHER CERTIFY:

That the authorized and issued stock of the Company is as follows:

Shares, Class of Stock, and Par Value Authorized By the Articles of Incorporation	Total of such shares Issued and Outstanding

If any of the above currently outstanding represent issued old or reclassified shares please so identify:

Total Authorized: 1,000,000,000 / Common **980,000,000** / Pref A Convertible **10,000,000** / Pref B Non-Convertible **2,500,000** / Pref C Non-Convertible **7,500,000** All par value: .001

-0- shares currently issued

THAT of the shares authorized by the Articles of Incorporation but unissued, the following number of shares are reserved for the specific purposes shown (if none, so indicate)

Class & Par Value	Number of Shares Reserved	Purpose

The CUSIP number of the Issues. ______________________ ______________________

The IRS identification number of the Company is 27-3984713 (copy of IRS Form W-9 is required for our files or IRS Form W-8 if Company is a foreign entity).

The Stock Symbol is ______________________

That the following persons are duly elected and qualified officers of the Company, presently holding the offices indicated, authorized to communicate with IST, and that their signatures shown below are genuine:

TITLE	NAME	SIGNATURE	Authorized to Issue Stock? Yes/No
Chairman of the Board	David M Currie	[signature]	yes 100% of Board to issue stock
Chief Executive Officer	David M Currie	[signature]	yes
President	Steve Pasley Board Member	[signature]	yes
Vice President	N/A		—
Treasurer	Gina Morreale	[signature]	NO
Secretary	Gina Morreale	[signature]	NO
Other CFO	Gregory Jung Board Member	[signature]	yes

WITNESS my hand and the seal (if any) of the Company this 20 day of April in the year 2011.

[signature]
Secretary

If applicable, I hereby certify there is no Corporate Seal

[signature]
Secretary

* Only 100% of the board can Authorize Stock issue

AGREEMENT TO INDEMNIFY TRANSFER AGENT/REGISTRAR

IN CONSIDERATION of PLATINUM Stock Transfer, Inc. (PST), an Arizona corporation, to act as Transfer Agent and Registrar for: PAZOO, Inc. (hereinafter referred to as "Company") Company assumes full responsibility and agrees to indemnify and save harmless PST from and against all liabilities, losses, damages, costs, charges, expenses and counsel fees, whether PST'S or others, which PST may incur as a result of acting as Company's Transfer Agent/Registrar. Legal expenses incurred by PST due to an SEC investigation of the Company and/or its officers or employees will be borne by the Company.

Concerning the use of the Deposit Withdrawal at Custodian (DWAC) system for paperless issuances and transfers, each officer of the Company will be held jointly and severally responsible and agrees to indemnify and save harmless PST from and against all liabilities, losses, damages, costs, charges, expenses and counsel fees, whether PST'S or others, which PST may incur as a result of acting as Company's Transfer Agent/Registrar.

In the case of restriction removal, PST honors opinions of independent legal counsel familiar with securities laws with requests that are submitted in good form and with all other required documentation from the legal department of brokerage firms. Company agrees to indemnify PST in the event PST honors legal opinions that are presented in good faith and with due diligence that meet SEC requirements for restriction removal.

Said indemnity to PST is for any matters which may result from action or inaction taken by PST, in good faith, with due diligence and without negligence.

Additionally, Company grants PST the following rights and remedies:

1) Right of contribution to PST by Company for amounts paid to third parties, based on an act or acts of PST as Transfer Agent for the Company;

2) PST may request opinion of counsel when PST requires, relative to any matter that may arise in the performance of PST'S duties as Company's Transfer Agent, which opinion shall be at the expense of the Company;

3) A security interest in any books and records of the Company which are in possession of PST in defense of any claims which may arise in the performance of PST'S normal duties;

4) PST shall be paid in a timely manner, and may chill an issue until outstanding invoices and termination fees are paid in full;

5) Right to obtain from Company any books, records, or memoranda which are required by PST in defense of any claim which may arise in the performance of PST'S duties as Transfer Agent.

This Agreement shall be construed under, governed and enforced by, the laws of the State of Arizona. The Company agrees that the forum for resolution of any dispute arising under this Agreement shall be Maricopa County, Arizona

Signatures: [signature]

Secretary

5/16/11

Dated

[signature]

CEO

5/16/11

Dated

CERTIFICATION OF SPECIMEN STOCK CERTIFICATES

I, the undersigned, Secretary of

PAZOO, Inc.
Name of Corporation

Do hereby certify that the specimen stock certificates attached hereto have been duly authorized by the Board of Directors for use by our Transfer Agent and Registrar.

Dated 5/16/11

Secretary

NOTE: For identification and authentication purposes, please be certain to include a SAMPLE stock certificate previously utilized by the Company or its previous agent with the submission of this Resolution

CERTIFICATION OF ARTICLES OF INCORPORATION AND BY-LAWS

I, the undersigned Secretary of

PAZOO, Inc.
Name of Company

Do hereby certify that the attached are true and correct copies of the Articles of Incorporation and the By-Laws of the Corporation, and that the same have not been rescinded or modified and are in full force and effect as of this date.

Dated 6/16/11

Secretary

NOTE: Please be certain to include "STAMPED" Articles of Incorporation (by the Secretary of State of Incorporation) and the Company's By-Laws with the submission of this Resolution

CERTIFICATE OF ADOPTION OF CORPORATE RESOLUTION AUTHORIZING TRANSFER OF SECURITIES

I, DaviD M. Cunic, in my official capacity, hereby certify: that I am an officer, namely
(NAME OF OFFICER)

CEO of PAZOO, INC
(TITLE OF OFFICER) (NAME OF CORPORATION)

a corporation duly organized and existing under the laws of Nevada; that a meeting of the
(STATE OF INCORPORATION)

Designation of Governing Board. of this corporation, duly and regularly convened and held
(DESIGNATION OF GOVERNING BOARD OR COMMITTEE)

on the 16 day of MAY, 20 11, at which a quorum for the transaction of business was present and acting throughout, the following resolution was duly and regularly adopted, and is still in full force and effect, and appears as follows in the minutes of the meeting:

RESOLVED: that David M. Cunic, Steve Basloe • Gregory Jung 100% agreement only of this corporation is
(NAME OF OFFICER)
Herby authorized to sell, assign, transfer and deliver stocks, bonds, evidences of interest and or indebtedness, rights and options to acquire the same, and all other securities, corporate or otherwise, now or hereafter held by this corporation in its own right or in any fiduciary capacity, and to execute any and all instruments necessary proper or desirable for the purpose: further, that any past action in accordance herewith is hereby ratified and confirmed: and further, that any officer of this corporation is hereby authorized to certify this resolution to whom it may concern.

I further certify that the foregoing resolution is not contrary to any provision in the charter or by-laws of this corporation, that ______ now is ______
(NAME OF THE ASSIGNING OFFICER) (TITLE OF OFFICER)

and ______ now is ______ of this
(NAME OF ASSIGNING OFFICER) (TITLE OF OFFICER)

corporation, and that I have been duly authorized to make this certificate on behalf of this corporation.

[signature]
(SIGNATURE OF CERTIFYING OFFICER)

CEO
(TITLE OF CERTIFYING OFFICER)

I, the undersigned, Secretary of PAZOO, Inc. ______________________________ (Name of Corporation), do hereby certify that the attached is a true and exact list of the insider security holders who are presently holding non-registered (restricted) shares in the corporation. The security holders which have been listed are complete as to the certificate number, original date of issuance, complete name and address, tax identification number, and current shares held by certificate. This list is to serve as your stop transfer listing for the initial security holders.

I, the undersigned, also certify as Secretary of the Corporation that. in addition to the insider (non-registered) security holder listing, I have attached a complete listing of all persons who, as of this date, are to be considered control persons or affiliated. The Security holders represented on this listing are to have stop transfer instructions placed against all shares which they now own.

Any addition or deletions made to this listing after this date will be forwarded to PST at the time such additions or deletions are made.

INSIDER (NON-REGISTERED) SECURITYHOLDERS:

David M Cunic

Steve Basloc

Gina Morreale

Gregory Jung

____

____

____
Secretary

5/16/11
____
Date

This page must be completed in its entirety as applicable to the stock records of the company

For PST to be able to print certificates, please have the Secretary and President sign their names in LARGE signatures
They will be scanned and applied to the new certificates



X
Secretary

X
~~President~~
CEO



Required Information:

Company Name: PAZOO, Inc.

Address: 15A SADDLE RD

Address:

City, State Zip: CEDAR KNOLLS, NJ 07927-1901

Corporate Officers: Chairman of the Board David M Cunic

Chief Executive Officer David M Cunic

President Steve Basloe

Secretary Gina Morreale

Treasurer Gina Morreale

Other Gregory Jung

Attorney Wolfgang Heimerl Auditor Brad Hacker

Email Address(s):

Telephone (main): 973-456-0970 Fax Line: 973-455-0972

Cell(s):

Fed Ex or UPS#: 290734991

IRS#: 27-3984713

CUSIP: None at this time State of Inc. Nevada

Trading Symbol: None at this time Listed on: Pending

Total Authorized Shares: 1,000,000,000 Par Value: .001 all ser

List former names of Corporation: IUCSS, INC

Prior Split(s), Corporate Actions: Name Change from IUCSS Inc to PAZOO Inc

Former Transfer Agent: None

Any Other Information: